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                                                                    EXHIBIT 23.4



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Proxy Statement of the Foothill Group Inc. ("Foothill"), which is referred to and made a part of the Prospectus and Registration Statement of Norwest Corporation and to the incorporation by reference therein of our report dated January 26, 1995, with respect to the consolidated financial statements and schedules of Foothill included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


                              ERNST & YOUNG LLP

                              /s/ Ernst & Young LLP


Los Angeles, California
September 5, 1995